UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2012

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 10, 2012, the Company received written notification from NASDAQ that it has regained compliance with Listing Rule 5450(a)(1) as a result of the closing bid price of our common stock remaining above $1 per share for the period from March 23, 2012 to April 9, 2012. As previously reported, the Company had been notified on March 22, 2012 that its common stock failed to maintain a minimum closing bid price of $1 over the previous 30 consecutive business days, but that if the common stock were to achieve a closing bid price of $1 or more for a minimum of 10 consecutive business days, we would again be in compliance and this matter would be closed. The matter is now closed. The Company remains subject to NASDAQ’s continued listing standards, including the bid price requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2012

Network Equipment Technologies, Inc.

By:	/s/ KAREN C. CARTE
Name:	Karen C. Carte
Title:	Vice President and Chief Accounting Officer